Exhibit 99.1

                                  OFFICER'S CERTIFICATE

      In connection with the Quarterly Report of Envirokare Tech, Inc. (the "Company") on Form 10-QSB for the period ended September 30, 2002, as filed with the Securities and Exchange Commission on November 12, 2002 (the "Report"), I, Steve Pappas, President and Treasurer (Principal Executive Officer and Principal Financial Officer) of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate on this 12th day of November 2002.


                                     /s/     STEVE PAPPAS
                                     ------------------------------------------
                                     Name:   Steve Pappas
                                     Title:  President and Treasurer (Principal
                                             Executive Officer and Principal
                                             Financial Officer)